UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

Acadia Healthcare Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or other jurisdiction of incorporation)	(Commission F ile Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 861-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 17, 2021 (the “Closing Date”), Acadia Healthcare Company, Inc. (the “Company”) and the Guarantors (as defined below) entered into a Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent, and certain lender parties thereto. The New Credit Agreement provides for a $600 million senior secured revolving credit facility (the “Revolving Facility”) and a $425 million senior secured term loan facility (the “Term Loan Facility” and, together with the Revolving Facility, the “Senior Facilities”), each maturing on March 17, 2026 unless extended in accordance with the terms of the New Credit Agreement. The Revolving Facility further provides for (i) up to $20 million to be utilized for the issuance of letters of credit and (ii) the availability of a swingline facility under which the Company may make short-term borrowings of up to $20 million.

The proceeds of the loans borrowed by the Company on the Closing Date will be used, together with cash available on the balance sheet of the Company, to, among other things, (i) refinance and terminate on the Closing Date the Company’s existing credit facilities under that certain Amended and Restated Credit Agreement, dated as of December 31, 2012, among the Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto (the “Existing Credit Agreement”) and (ii) finance the redemption of all of the Company’s outstanding 5.625% senior notes due 2023. Borrowings under the Revolving Facility following the Closing Date may be used for, among other things, working capital and other general corporate purposes of the Company and its subsidiaries (including permitted acquisitions and permitted payments of dividends and other distributions).

The Company has the ability to increase the amount of the Senior Facilities, which may take the form of increases to the Revolving Facility or the Term Loan Facility or the issuance of one or more incremental term loan facilities (collectively, the “Incremental Facilities”), upon obtaining additional commitments from new or existing lenders and the satisfaction of customary conditions precedent for such Incremental Facilities. Such Incremental Facilities may not exceed the sum of (1) the greater of (x) $480 million and (y) an amount equal to 100% of Consolidated EBITDA (as defined in the New Credit Agreement) of the Company and its Restricted Subsidiaries (as defined in the New Credit Agreement) (as determined for the four fiscal quarter period most recently ended for which financial statements are available), and (2) additional amounts so long as, after giving effect thereto, the Consolidated Senior Secured Net Leverage Ratio (as defined in the New Credit Agreement) does not exceed 3.5 to 1.0.

Borrowings under the Senior Facilities bear interest at a floating rate, which will initially be, at the Company’s option, either (i) adjusted LIBOR plus 1.75% or (ii) an alternative base rate plus 0.750% (in each case, subject to adjustment based on the Company’s consolidated total net leverage ratio). An unused fee initially set at 0.25% per annum (subject to adjustment based on the Company’s consolidated total net leverage ratio) is payable quarterly in arrears based on the actual daily undrawn portion of the commitments in respect of the Revolving Facility.

Subject to certain exceptions, substantially all of the Company’s existing and subsequently acquired or organized direct or indirect wholly-owned U.S. subsidiaries (collectively, the “Guarantors”) are required to guarantee the repayment of the Company’s obligations under the New Credit Agreement. The obligations of the Company and each of the Guarantors with respect to the New Credit Agreement are secured by a pledge of substantially all assets of the Company and each Guarantor (excluding all real property and certain other customarily excluded assets) in accordance with the terms of the Security and Pledge Agreement, dated as of the Closing Date, among the Company, the other obligors party thereto and Bank of America, N.A., as administrative agent (the “Security and Pledge Agreement”).

The New Credit Agreement contains customary representations and affirmative and negative covenants, including limitations on the Company’s and its subsidiaries’ ability to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, pay junior indebtedness and enter into affiliate transactions, in each case, subject to customary exceptions. In addition, the New Credit Agreement contains financial covenants requiring the Company on a consolidated basis to maintain, as of the last day of any consecutive four fiscal quarter period, a consolidated total net leverage ratio of not more than 5.0 to 1.0 (which ratio subsequently steps down to 4.75 to 1.0 and 4.5 to 1.0 but may be increased to 5.0 to 1.0 up to three times, each for a four quarter period, in order to accommodate certain permitted acquisitions) and an interest coverage ratio of at least 3.0 to 1.0. The New Credit Agreement also includes events of default customary for facilities of this type and upon the occurrence of such events of default, among other things, all outstanding loans under the Senior Facilities may be accelerated and/or the lenders’ commitments terminated.

The foregoing description does not constitute a complete summary of the terms of the New Credit Agreement and the Security and Pledge Agreement and is qualified in its entirety by reference to the full text of the New Credit Agreement and the Security and Pledge Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Some of the financial institutions party to the Existing Credit Agreement, the New Credit Agreement and the Security and Pledge Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received and/or will receive customary fees and commissions.

Item 1.02	Termination of Material Definitive Agreement

The information set forth in Item 1.01 above regarding the termination of the Existing Credit Agreement is incorporated by reference into this Item 1.02. No early termination fees were incurred in connection with the termination of the Existing Credit Agreement. A description of the Existing Credit Agreement is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 26, 2021, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of March 17, 2021, among Acadia Healthcare Company, Inc., certain subsidiaries of Acadia Healthcare Company, Inc., as guarantors, the several banks and other financial institutions as may from time to time become parties thereunder as lenders, and Bank of America, N.A., as Administrative Agent and Swingline Lender.

10.2	Security and Pledge Agreement, dated as of March 17, 2021, among Acadia Healthcare Company, Inc., the other obligors party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 17, 2021, among Acadia Healthcare Company, Inc., certain subsidiaries of Acadia Healthcare Company, Inc., as guarantors, the several banks and other financial institutions as may from time to time become parties thereunder as lenders, and Bank of America, N.A., as Administrative Agent and Swingline Lender.

10.2	Security and Pledge Agreement, dated as of March 17, 2021, among Acadia Healthcare Company, Inc., the other obligors party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Healthcare Company, Inc.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President and General Counsel

Date: March 22, 2021